SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

 X .     Preliminary Information Statement

     .     Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

     .     Definitive Information Statement

COMPASS ACQUISITION CORPORATION

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(Name of Registrant as Specified In Its Articles)

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     .     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction:

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     . Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COMPASS ACQUISITION CORPORATION

c/o Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town,

Tongzhou District, Beijing, PR China

INFORMATION STATEMENT

Notice of Meeting of Stockholders

To Be Held On August *, 2010

We are not asking you for a proxy and you are

requested not to send us a proxy however

you are entitled to send a proxy

Summary

This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.000128 per share, and Preferred Shares, par value $0.000128 per share of Compass Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of June 6, 2010 (the "Record Date"), in connection with the following amendments to the Company's Memorandum of Association and Articles of Association (together, the “Charter Amendments”):

By special resolution to change the name of the Company to Tsingda eEDU Corporation; and

By ordinary resolution to effect a three-for-one (3 to 1) consolidation (reverse split) of the Company's issued and outstanding Ordinary Shares as of the Record Date and to increase the amount of the Company's authorized Ordinary Shares from thirty-nine million sixty-two thousand five hundred shares (39,062,500); to one hundred million (100,000,000) shares. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole share.

The Company’s Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since a small group of the Company’s shareholders, holding approximately 88% of the voting rights of the Company, has indicated to the Company that they intend to vote in favor of the Charter Amendments. The general meeting of Shareholders is to be held on August *, 2010, at 10:00 p.m. local time, at the Company’s principal executive offices located at Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China, and at any adjournments thereof.

Background

Effective May 24, 2010, Compass Acquisition Corporation (“Compass”) and its controlling shareholders entered into a share exchange agreement with Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”) and its shareholders. Pursuant to the agreement, all of the shareholders of Tsingda Technology exchanged their shares for a total of 244,022.78 preferred shares of Compass. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares.

In addition, pursuant to the transaction, Mr. Karl Brenza resigned as President and Chief Executive Officer of Compass and Mr. Joseph Rozelle has resigned as a director of the Company. Mr. Zhang Hui has been appointed Chairman, President, and a Director of Compass, Liu Juntao was appointed Executive Vice President and a director of the Compass, and Kang Chungmai has been appointed Chief Financial Officer, Secretary, and a director of Compass.

The share exchange agreement was adopted by the unanimous consent of the Board of Directors of both Compass and Tsingda Technology. All of the shareholders of Tsingda Technology were signatories to the agreement.

YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER HOWEVER YOU ENTITLED TO ATTEND THE GENERAL MEETING OR SEND A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

This Information Statement is first being sent to shareholders on or about July [--], 2010.

Record Date

The Company’s Board of Directors, adopted, by unanimous written consent, resolutions (i) recommending the Charter Amendments , and (ii) calling an extraordinary general meeting to be held on August *, 2010 of the holders of Ordinary and Preferred Shares of the Company as of the close of business on June 6, 2010 (the “Record Date”).

Pursuant to the Company’s Articles of Association AND THE LAWS OF THE Cayman Islands, approval of the Charter Amendments requires approval by (1) a special resolution being two thirds of the shareholders who vote at a general meeting to change the name and (2) an ordinary resolution being a majority of votes of the shareholders who vote at a general meeting to increase and consolidate the share capital of the Company as set our herein. The Company’s Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since a small group of the Company’s shareholders, holding approximately 88% of the voting rights of the Company, has indicated to the Company that they intend to vote for the Charter Amendments which will take effect upon making the necessary filings with the Cayman Islands Registrar of Companies. Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only. However, you entitled to attend and vote at the meeting or send a proxy.

Voting Securities

The voting securities of the Company as of the Record Date are its (i) Ordinary Shares, of which 9,982,749 were issued and outstanding and (ii) Preferred Shares, of which 244,022.78 were issued and outstanding. All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders, and all outstanding Preferred Shares are entitled to one hundred votes per share on each matter submitted for voting by the shareholders.

The following table sets forth, as of the Record Date, the number of Ordinary Shares and Preferred Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares or Preferred Shares.

	Number and			%
	Title of Shares	%	%	Total
Name and Address of	Beneficially	Ordinary	Preferred	Voting
Beneficial Owner	Owned(1)	Shares(2)	Shares(3)	Power(4)
Officers and Directors
Zhang Hui (5)	114,227 Preferred	*	46.810%	41.193%
Liu Juntao (5)	0	*	*	*
Kang Changmai (5)	0	*	*	*
Joseph Rozelle (6)	0	*	*	*
Karl Brenza (7)	549,051 Ordinary	5.5%	*	*
All officers and directors as a group (1 person)	114,227 Preferred	5.5%	46.810%	41.193%

5% or greater shareholders
Clifford Teller (7)	549,051 Ordinary	5.5%	*	*
Christopher Fiore (7)	549,051 Ordinary	5.5%	*	*
MJR Holdings, Inc. (7)	1,098,103 Ordinary	11.0%	*	*
Nautilus Global Business Partners (6)	260,417 Ordinary	7.8%	*	*
Eastbridge Investment Group Corp (8)	6,239,220 Ordinary	62.5%	*	7.5%
Zhang Wei (9)	18,375 Preferred	0	7.5%	6.60%
Yu Sheng (10)	18,116 Preferred	0	7.4%	6.5%
Lin Huayu (11)	18,955 Preferred	0	7.8%	6.8%
Tsing Da Century Education	114,227 Preferred	0	41.193%	41.193%
Technology Co., Ltd. (5)

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Ordinary Shares or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 9,982,749 Ordinary Shares issued and outstanding as of May 24, 2010.

(3)

Based on 244,022.78 Preferred Shares issued and outstanding as of the May 24, 2010. Each Preferred Share is convertible into 100 ordinary shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preferred Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)	Percentage of Total Capital Stock represents total ownership with respect to all shares of our Ordinary Shares and Preferred Shares, as a single class and on an “as converted” basis.

(5)

Tsing Da Century Education Technology Co., Ltd. is the record owner of such shares. Mr. Zhang Hui may be deemed to be the beneficial owner of shares owned by Tsing Da Century Education Technology Co., Ltd.

Address of the person is:

Room1803, Building 13, Court 58,

Qingta West Road, Fengtai District, Beijing,100071

(6)

Address of the person is:

c/o Nautilus Global Business Partners

700 Gemini, Suite 100

Houston, TX 77058

Joe Rozelle resigned as the Secretary of the Company on May 10, 2010 and his resignation as a director of the Company is effective June 21, 2010.

(7)	Address of the person is: c/o Maxim Group LLC 405 Lexington Ave New York, NY 10174 Karl Brenza resigned as the Chief Executive Officer and President of the Company on May 20, 2010.

(8)	Address of the person is: 8040 E. Morgan Trail Unit 18 Scottsdale, Arizona 85258

(9)	Address of the person is: 7C,Building1, Jinrong Jidi, No. 8 Kefa Road, Nanshan District, Shenzhen, Guangdong, 518048

(10)	Address of the person is: No.620, Zhongshan West Road, Changning District, Shanghai, 200051

(11)	Address of the person is: Room 401, No.16, Yangtaishan Road, Siming District, Xiamen, Fujian, 361000

Quorum

A majority of the common shares outstanding entitled to vote at the general meeting must be present be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Meeting Date

NOTICE IS HEREBY GIVEN that the general meeting of shareholders will be held on August *, 2010, at 10:00 p.m. local time, at the Company’s principal executive offices located at Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China, and at any adjournments thereof.

Resolutions Passed and Votes Required

Pursuant to the Company’s Articles of Association and the laws of the Cayman Islands, approval of the Charter Amendments requires approval by (1) a special resolution being two thirds of the shareholders who vote at a general meeting to change the name and (2) an ordinary resolution being a majority of votes of the shareholders who vote at a general meeting to increase and consolidate the share capital of the Company as set our herein. the approval by two thirds of the shareholders who vote at a general meeting.

Appraisal or Similar Rights

No action is proposed herein for which the laws of the Cayman Islands or the Articles of Association of the Company provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s Ordinary Shares.

PROPOSAL NO. 1

AMENDMENT TO MEMORANDUM AND ARTICLES TO CHANGE THE NAME OF THE CORPORATION

A small group of shareholders controlling approximately 88% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of the amendment to the Company’s Articles to change the name of the Company from “Compass Acquisition Corporation” to “Tsingda eEDU Corporation.” Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only. However shareholders are entitled to attend and vote at the meeting or send a proxy.

Reasons for Amendment

On May 24, 2010, the Company and its then controlling shareholders entered into a share exchange agreement (“Share Exchange Agreement”) with Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”), and its shareholders. Tsingda Technology provides educational services throughout China. Pursuant the Share Exchange Agreement, all of the shareholders of Tsingda Technology exchanged their shares in Tsingda Technology for a total of 244,022.78 Preferred Shares of Compass. Each Preferred Share has identical rights as 100 ordinary shares except that each Preferred Share is convertible to 100 ordinary shares. As a result of the Share Exchange Agreement, Tsingda Technology became a wholly-owned subsidiary of the Company.

The corporate name change from Compass Acquisition Corporation to “Tsingda eEDU Corporation” would better reflect the Company’s business as a provider of educational services in China under the brand name “Tsingda.”

The forgoing amendment to the Company’s Memorandum and Articles of Association will be effective upon filing of the Charter Amendments with the Cayman Islands Registrar of Companies, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption. Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance. The Company is not seeking your proxy and you are requested not to send a proxy. However you may attend the meeting and vote or send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. HOWEVER YOU ARE ENTITLED TO ATTEND AND VOTE AT THE MEETING OR SEND A PROXY.

PROPOSAL NO. 2

AMENDMENT TO MEMORANDUM AND ARTICLES TO CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

A small group of shareholders controlling approximately 88% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of a three-for-one (3 to 1) consolidation of the Company's issued and outstanding Ordinary Shares as of the Record Date and to increase the amount of the Company's authorized Ordinary shares from thirty-nine million sixty-two thousand five hundred shares (39,062,500); to one hundred million (100,000,000) shares. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

The Company’s Board of Directors believes that the proposed amendments to the Company’s share capital will allow the Company’s existing Preferred Shareholders to convert into Ordinary Shares of the Company and make the Company’s share capital structure more attractive to prospective business venture partners. The conversion of the Preferred Shares would simplify the Company’s capital structure and the Board of Directors believes that increasing the Company’s share capital will provide the Company with greater flexibility to pursue acquisition candidates, fundraising opportunities or actions to enhance shareholder value. The Board of Directors believes that the consolidation and increase in the Company’s share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Generally, a share consolidation will result in a proportionate increase in the market price of the split shares. However, the proposed action will have no change in the market price of our Ordinary Shares given that there is no market for our Ordinary Shares.

As result of the consolidation and increase in share capital, the par value of the Company’s Ordinary Shares will change from US$0.000128 per share to US$0.000384 per share and the Company’s total number of authorized Ordinary Shares will be increased to 100,000,000 Ordinary Shares.

As of June 6, 2010, there were 9,982,749 Ordinary Shares outstanding and 244,022.78 Preferred Shares outstanding. Following the 3 for 1 share consolidation, 3,327,583 Ordinary Shares would be issued and outstanding.

Ordinary Shares

Each additional Ordinary Share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding. Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of Ordinary Shares do not have cumulative voting rights. Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares. There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable law.

Preferred Shares

Holders of the outstanding Preferred Shares are entitled to one hundred votes for each Preferred Share on all matters to be voted on by the shareholders. Holders of each Preferred Share have identical rights to one hundred ordinary shares in all other respects, except that each Preferred Share will convert into one hundred Ordinary Shares upon the increase of the Company’s total number of authorized Ordinary Shares as provided in the Charter Amendments, and further the Ordinary Shares to be received upon conversion will not be subject to the 3 for 1 consolidation contained in the Charter Amendments.

The designations, rights and preferences of the Company’s Preferred Shares shall be determined from time to time by the Company’s Board of Directors.

The forgoing amendments to the Company’s name and share capital will be effective upon filing of a copy of the resolutions or other appropriate documents with the Cayman Islands Registrar of Companies, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption. Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance. The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

TRANSACTION INFORMATION

Summary of The Transaction.

The transaction discussed in this Information Statement is the share exchange agreement entered into on May 24, 2010 by and among the Company and its then controlling shareholders, and Tsing Da Century Education Technology Co. Ltd., a British Virgin Islands business company (“Tsingda Technology”), and all of its shareholders. Pursuant the Share Exchange Agreement,

•

All of the shareholders of Tsingda Technology exchanged all of their shares in Tsingda Technology for a total of 244,022.78 Preferred Shares of Compass. (Page 1)

•

Each Preferred Share has identical rights as 100 ordinary shares except that each Preferred Share is convertible to 100 ordinary shares. (Page 1)

•

As a result of the Share Exchange Agreement, Tsingda Technology became a whollyowned subsidiary of the Company. (Page 1)

•

Tsingda shareholders now collectively own approximately 88% of the voting rights of the Company. (Page 1)

•

The transaction was adopted by the unanimous consent of the Board of Directors of both Company and Tsingda Technology. (Page 1)

•

All of the shareholders of Tsingda Technology were signatories to the agreement. (Page 1)

•

Tsingda management is now in control of the Company. (Page 1)

Contact Information.

The parties to the Share Exchange Agreement are:

Compass Acquisition Corporation (referred to herein as the “Company”)

c/o Maxim Group, LLC

405 Lexington

New York, New York 10174

212-895-3500

Tsing Da Century Education Technology Co. Ltd. (referred to herein as “Tsingda Technology”)

c/o Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town,

Tongzhou District, Beijing, PR China

(86)10-62690290

Brief Description of Business Conducted of the Parties.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”). On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Beijing Tsingda Century Investment Consultant of Education Co. Ltd (“Tsingda Education”), a company incorporated under the laws of the PRC, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education. Beijing Tsingda Century Network Technology Co. Ltd., a PRC company, is a wholly owned subsidiary of Tsingda Education.

Tsingda Education commenced operations in 2006. It is a leading on-line and off-line provider of educational services throughout PRC. It has established the largest chain of education centers, known as “Tsingda Learning Centers” which total approximately 1,800 nationwide as of December 31, 2009. Tsingda Education focus is directed towards students ranging from generally six to eighteen years old. Off-line services are comprised of company owned locations as well as franchised learning centers. On-line educational services are a web based platform offering services similar to its learning centers.

Prior to the Tsingda transaction, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and as such had no operations.

Terms of Transaction.

Pursuant to the Share Exchange Agreement, all of the shareholders of Tsingda Technology exchanged their shares in Tsingda Technology for a total of 244,022.78 preferred shares of the Company. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares. The conversion will occur concurrent with the approval by the Company shareholders of an increase of its authorized ordinary shares to 100,000,000, however, it will not be subject to the proposed 3 for 1 consolidation, both of which are the subject of this Information Statement. As a result of the transaction, Tsingda Technology became a wholly owned subsidiary of Compass, and the Tsingda shareholders collectively own approximately 88% of the voting rights of the Company. The purpose of the Share Exchange Agreement was for the Company to acquire Tsingda Technology, its subsidiary and controlled entities.

As a result of the Share Exchange Agreement, all of the existing officers and directors of the Company resigned and were replaced by management of Tsingda Technology. Mr. Hui Zhang is now the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Liu Juntao is now the Executive Vice President and director of the Company, and Mr. Kang Chungmai is now the Secretary, Chief Financial Officer and director of the Company.

In entering into the transaction, the Company’s directors took into consideration a number of factors including the exiting business of Tsingda and the business prospects of Tsingda Technology. In entering into the transaction, Tsingda Technology’s directors took into consideration a number of factors including the shareholder base of the Company and its desire to become a public entity.

The transaction was adopted by the unanimous consent of the Board of Directors of both Company and Tsingda Technology. In addition, all of the shareholders of Tsingda Technology were signatories to the agreement. Under the laws governing the Cayman Islands and British Virgin Islands, no shareholder votes were required to effect the transaction.

The Tsingda Technology shareholders hold 244,022.78 preferred shares of the Company. Each preferred share has identical rights as 100 ordinary shares except that each Preferred Share is convertible to 100 ordinary shares. Thus, Tsingda shareholders are entitled to vote the preferred shares on an “as converted” basis, which will substantially dilute the voting power of the holders of Company’s common stock.

For accounting purposes, Tsingda Technology is deemed to be the parent and accounting acquirer of the Company. Subsequent to the transaction, for accounting purposes, Tsingda Technology will be deemed to be the successor corporation and its historical financial information will become the Company’s historical financial information.

The share exchange transaction is intended to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code.

Immediately prior to the share exchange, the Company had authorized 39,062,500 ordinary shares, $.000128 par value of which 3,743,531 were issued and outstanding, and 781,250 preferred shares, $.000128 par value, of which no shares were outstanding. In connection with the share exchange, the Company issued 244,022.78 preferred shares to the Tsingda shareholders. Concurrent with the share exchange, the Company also issued 6,239,220 ordinary shares to a third party pursuant to an outstanding consulting agreement. Upon effectiveness of the share exchange, the Company had 9,982,749 ordinary shares and 244,022.78 preferred shares outstanding. Each preferred share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares upon the approval by the Company’s shareholders of the increase of its authorized ordinary shares from 39,062,500 to 100,000,000. As a result of the share exchange, the pre-exiting shareholders of the Company own 4% of the outstanding voting securities of the Company post transaction.

As of the Record Date, the Company had authorized 39,062,500 ordinary shares, $.000128 par value of which 9,982,749 were issued and outstanding, and 781,250 preferred shares, $.000128 par value, of which 244,022.78 preferred shares outstanding.

Ordinary Shares

Voting

Holders of ordinary shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of ordinary shares do not have cumulative voting rights. Holders of ordinary shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of ordinary shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of ordinary shares have no preemptive rights to purchase ordinary shares. There are no conversion or redemption rights or sinking fund provisions with respect to the ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Preference Shares

Holders of the 244,022.78 preferred shares outstanding have identical rights as 100 ordinary shares on a per share basis except that each Preferred Share is convertible to 100 ordinary shares. The remaining un-issued preferred shares are blank check with designations, rights and preferences determined from time to time by the Company’s Board of Directors.

Regulatory Approval.

No approval or consent was required from any federal or state regulatory authority in order to consummate the Share Exchange Agreement or the transactions contemplated thereby.

Reports, Opinions and Appraisals.

No reports, opinions or appraisals were prepared or received in connection with the Share Exchange Agreement or the transactions contemplated thereby.

Past Contacts, Transactions or Negotiations.

On March 12, 2010, Tsingda Education entered into an agreement with Maxim Group, LLC (“Maxim), a FINRA registered broker dealer, to act as a placement agreement on a best efforts basis in connection with a proposed private placement offering of Tsingda Education and its affiliates and subsidiaries. Under the Agreement, Maxim is entitled to receive 8% of the gross proceeds of the offering and stock purchase warrants equal to eight percent of the number of securities sold in the offering. The term of the warrants is five years, although not exercisable for the initial six months, and are exercisable at 110% of the per share offering price. Tsingda Education also is obligated to pay reasonable fees and expenses of Maxim not to exceed $50,000.

On May 17, 2010, the Company agreed to issue an aggregate of 2,745,256 ordinary shares of the Company, par value $0.000128 per share to MJR Holdings, Inc., Christopher Fiore, Clifford Teller and Karl Brenza, (each a “Purchaser” and collectively the “Purchasers”) for an aggregate purchase price of $30,000. The personal funds of the Purchasers were the source of the funds used in the transaction. The 2,745,256 ordinary shares are approximately 73.3% of the outstanding capital stock of the Company. The Purchasers are affiliates of Maxim.

Information About The Company

Special Note

As mentioned herein, Tsingda Technology owns 100% of the issued and outstanding capital stock of Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”). On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Beijing Tsingda Century Investment Consultant of Education Co. Ltd. (“Tsingda Education”), a company incorporated under the laws of the PRC, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education. Beijing Tsingda Century Network Technology Co. Ltd. (“Tsingda Network”), a PRC company, is a wholly owned subsidiary of Tsingda Education.

The following information relates only to the business and operations of Tsingda. Prior to the Tsingda transaction, Compass did not engage in any business activity that generated revenues. Due to the immateriality of Compass and its business and operations, information concerning Compass has not been presented herein. Unless the context indicates otherwise, any reference herein to “Tsingda” and/or the “Company” shall mean Tsingda Technology, Tsingda Management, Tsingda Education, and Tsingda Network.

BUSINESS OF TSINGDA

General

Unless the context indicates otherwise, any reference herein to “Tsingda” shall mean Tsingda Technology, Tsingda Management, Tsingda Education, and Tsingda Network; and the Company shall include Compass and Tsingda. All amounts are in US Dollars, unless indicated otherwise.

The Company’s corporate offices are located at: No. 0620 S. Road of Yongleyingshiweihua, Yongledian Town, Tongzhou District, Beijing, PR China, its phone number is +86-10-62690290 and its Chinese only website is www.tsingdacentury.com.

Tsingda Education was founded on October 24, 2003 in the Peoples Republic of China (PRC) and its actual operations commenced in 2006. The company is a leading on-line and off-line provider of educational services throughout PRC. Its focus is directed towards students ranging generally from six to eighteen years old. The company’s offline product consists of a chain of education centers, known as “Tsingda Learning Centers” and as of the date of this report, it has approximately 2,000 learning centers nationwide. These learning centers are mainly franchised locations, although it maintains a small number of company owned learning centers. The company’s on-line product is a web based platform offering a virtual school space where qualified teachers can offer courses to teach and students can seek their interested classes to enroll.

Tsingda Education has received the following awards reflecting its strength and position in China education industry:

•

Twice awarded “China Top-10 Brand of Education Chain” (2008 and 2009), China Education TV.

•

“China Top-10 Institute for Online Education” in 2009, by China Education TV.

•

“The Most Valuable Education Chain for Investment” in 2009, Sina.com (Nasdaq: SINA).

•

“Most Trustworthy Institute for Supplementary Education” in 2009, Sina.com (Nasdaq: SINA).

Tsingda Education’s fiscal 2009 revenues increased approximately 101% from the prior year and pre-tax net income increased by approximately 79% from the prior year. The following table reflects the audited consolidated results for fiscal years ended December 31, 2009 and 2008, respectively.

	2009	2008
Revenue	$14,650,863	$7,301,733

Expenses
Selling	3,875,405	1,511,838
General and administrative	3,716,663	1,753,357
	7,592,068	3,265,195

Operating Income	7,058,795	4,036,538

Other Income (Expenses)
Other income	80,973	1,064
Other expenses	(19,638)	(1,956)
Financial expense	-	(34,439)
Total other income (expense)	61,335	(35,331)

Income Before Income Taxes	7,120,130	4,001,207

Organization & Subsidiaries

Tsingda’s organization was structured to abide by the laws of the PRC. Its structure is depicted below:

Corporate Structure of Tsingda Group

Compass was organized under the laws of the Cayman Islands on September 27, 2006. Tsingda Technology was organized under the laws of British Virgin Islands on December 11, 2009. Tsingda Management was organized under the laws of the Peoples Republic of China (PRC) on November 26, 2007. Tsingda Education was organized under the laws of the PRC on October 23, 2003. Beijing Tsingda Century Network Technology Co. Ltd. which was incorporated in the PRC on February 14, 2004.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Tsingda Management. On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Tsingda Education, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors of Tsingda Education. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Voting Rights Proxy Agreement, Equity Pledge and Option Agreement, through which Tsingda Management has the right to advise, consult, manage and operate Tsingda Education for an quarterly fee equal to its quarterly, after tax net profits. Additionally, Tsingda Education’s Shareholders have pledged their rights, titles and equity interest in Tsingda Education as security for Tsingda Management to collect consulting and services fees provided to Tsingda Management through an Equity Pledge Agreement. In order to further reinforce Tsingda Management’s rights to control and operate Tsingda Education, Tsingda Education’s shareholders have granted Tsingda Management the exclusive right and option to acquire all of their equity interests in Tsingda Education through an Option Agreement.

The Tsindga Learning Concept

The Company is an on-line and off-line provider of educational services throughout PRC. It rolled out its offline “Tsingda Learning Centers” concept in 2006, and more recently in late 2008, it developed an interactive and real-time, online learning platform, called Tsingda Internet Classroom which is accessible world-wide. The Company’s on-line and off-line educational services are not accredited by the Ministry of Education or any other governmental agency. As such, this learning medium was not designed as a substitute or alternative to existing learning provided by government run schools located within the PRC, rather it has been shaped to supplement existing learning.

Tsingda Learning Centers principally target elementary school (grades K-8) students and in most instances are located in close proximity of an elementary level school. The Company estimates that 70% of its student base is elementary students, with junior high and high school students representing the remaining 30% of the student base. The development of its “Tsingda Learning Centers” was designed to generally avoid the tier one cities of Shanghai, Beijing, Chengdu, and Guangzhou. Instead development efforts were concentrated on the second and third tier cities in the PRC. The Company ‘estimates that there are 50,000 targeted 2nd and 3rd tier cities in the PRC. The Company reasoned that competition in these lower tier cities would be less intense than first tier cities, but more importantly, product demand was expected to be higher in the rural areas due to disparity in educational funding between the two areas.

China’s vast territory and large population has lead to the significant differences in educational funding and development between urban and rural areas. Compared with first tier cities, many rural areas lack qualified teacher and training resources. In recent years, a series of positive measures have been taken by related authorities to support the development of distance education. However, the problem is still quite pronounced, and massive input of the private sector is in demand in these rural areas. (Source: The Central People’s Government of PRC - http://www.gov.cn/; Ministry of Education of PRC http://www.moe.edu.cn/).

According to official statistics, there is an obvious gap in the average education investment of students between rich and poor provinces in 2008. The gap reflected in primary schools, junior high schools and senior high schools can reach 7.9 times, 6.7 times and 8 times respectively. (Source Ministry of Education of PRC http://www.moe.edu.cn/).

As of December 31, 2009 and after three years of operations, approximately 1,750 Tsingda Learning Centers were in operation in 1,300 cities located in 27 provinces throughout the PRC. Of the total amount, three are company owned with the remainder being franchised operations. As of June 30, 2010, the Company has over 2,000 Tsingda Learning Centers in operation in 1,300 cities, of which 4 are company owned. The Company has become an educational channel with most geographical coverage in the industry, and has attained widespread recognition and reputation from its clients and the community.

In the fourth quarter of 2008, Tsingda Education successfully developed a highly interactive, real-time, and personalized learning platform called the “Tsingda Internet Classroom.” Tsingda Internet Classroom has been designed to be an “eBay®” online educational platform whereby buyers (students) and sellers (teachers) are linked through our proprietary software interface for the specific purpose of transacting educational related services. The target audience is mainly high school students, some classrooms are oriented towards junior high and other students. Company qualified teachers post specific courses along with pricing and presentations date(s). Interested students can browse the presentation web-page by teacher or subject matter. Teacher credentials, course outline, pricing, presentation times, and presentation mode (live or pre-recorded) are displayed for students. Course purchases are made electronically. Courses are presented through a live video feed which can be viewed electronically by the student. More popular courses are recorded for later presentation. This online learning platform offers students from less developed regions the opportunity to be able experience the teaching methodologies of better known, more experienced teachers from tier one cities, such as Beijing, Shanghai and Guangzhou. Unlike the courseware provided at a learning center, courses in the virtual classroom have not been designed to be synchronous with local teaching curriculum.

The Tsingda virtual classroom was first launched for high school students, and later included junior high students. By the end of 2009, the number of students registered in this platform had exceeded 200,000, and the total amount of teachers using the platform exceeded 12,000.

The revenue model of Tsingda is comprised of its -- “online” and “offline” businesses.

"Online Teaching Classrooms": All revenues generated from virtual classrooms are first collected by the Company and then shared with the respective teacher. The revenue sharing ratios for live sessions vary depending on teacher experience and course material. The Company receives between 60% of revenues from live sessions and 90% of revenues from pre-recorded sessions.

"Offline Tsingda Learning Centers" For franchised locations, the Company receives the initial licensing fee, annual management fees of franchisees, 20% of the student generated revenues, and 10% from the sale of reference books and stationary products in the centers. For company owned locations, the Company retains 100% of the revenue generated at location.

During fiscal 2009, revenues from offline Tsingda Learning Centers accounted for approximately 94% of the total Company revenues (of which 91% was attributable to revenues from franchised locations), while online operations accounted for approximately 6% of total Company revenues.

Our Growth Strategy

Our growth and expansion strategy includes the following measures:

Increase the number of franchised learning centers. Presently, the Company has over 2,000 locations contained in 2nd and 3rd tier cities. It estimates that there are approximately 50,000 2nd and 3rd tier cities in the PRC. Our plan is to increase the number of franchised learning centers by increasing our advertising and marketing initiatives in an effort to attract more franchisees. Our marketing and expansion efforts will remain in the 2nd and 3rd tier cities. During remainder of calendar year 2010, the Company intends to open approximately 500 additional franchised locations.

Increase the number of company owned learning centers. Due to the size of company owned locations, it is capable of absorbing higher student traffic, and thus generating higher overall revenues than a franchised location. In addition, the company recognizes all of the revenue stream from a company location. During the remainder of calendar year 2010, the Company intends to open approximately 35 additional company owned locations.

Increase traffic to our virtual classrooms. We plan to allocate more capital resources to the marketing of our virtual classrooms. This will be accomplished subscribing to more per click ad space on selected Internet sites, such as Sina.com and Yahoo.com.cn.

Expand our menu of online and offline classes. For its Learning Centers, it intends to expand the breath of its services to include non-educational classes like paining and dancing and to enter into licensing arrangements for extracurricular programs. For its virtual classroom, its plans to expand its menu to include classes on Western culture, such as art, food and entertainment. It also plans to develop English based platform where students can learn the different regional languages of China, and Chinese culture including regional cooking and herbal medicine.

Tsingda Learning Centers.

As of the June 30, 2010, approximately 2,000 Tsingda Learning Centers are in operation in 1,400 cities throughout the PRC. Substantially all of these locations have been franchised to independent third parties, with three of these centers are Company owned.

The following graph depicts the number of franchised locations by region at the end of fiscal 2009.

A typical franchised learning center is approximately 100 to 300 square meters while a company owned locations almost double in size at 300 to 800 square meters. Each franchised center is staffed with 4-5 employees, generally counselors, while company owned centers are staffed with 8-10 employees. The staff generally includes one supervisor, with remainder of staff consisting of counselors. The company’s experience to date has been that most centers are owned and operated by former teachers in the respective regions. Consequently, these operators often times are familiar with many of the families in the area and are able to promote the centers attributes to these families.

Generally, each learning center is located within close proximity of an elementary school, and most students are able to walk from their primary school to the learning center. Hours of operation are between 9:00 am to 8:30 pm each school day, however, high student traffic generally occurs between 3:00 pm to 6:00 pm. A typical franchise center receives approximately 40-80 students per day, while a company owned center receives approximately 80-100 students per day.

The Company has developed courseware designed to synchronously support existing curriculum offered by elementary, junior high and high schools in the PRC. The Company’s courseware is not an alternative to existing schooling, rather it is designed to support and compliment the state provided education. It is regionally specific for approximately 97% of the regions in the PRC.

A Tsingda Learning Center consists of three segregated areas, online learning, counselor guidance, and educational products.

Online Learning Area. Each franchised and company owned center generally supports 15 and 50 computers, respectively, in the online learning area. During periods of high student traffic, computers are accessible to students for a maximum of one hour. Students pay for courses in advance with cash or electronically at the time of delivery through the Tsingda “e-card,” a re-chargeable debit card. Course materials at the learning center have been designed to match course subjects provided in local public schools. Once a student enters his name, ID and password, the Company’s proprietary software immediately recognizes the student’s school, grade level, and proficiency, and instantaneously delivers a menu of teaching materials designed to match the student’s current curriculum. The menu includes practice sessions, online question and answer database, mock tests, and interactive question and answer features.

Counselor Guidance Area. Students utilize the counselor guidance area to complete homework or to perform workshop materials. The guidance area is supervised by counselor to ensure that students are not distracted by other students.

Education Product Area. Each center provides an array of products available for sale to students, which include teaching materials complimentary to courseware, DVDs, books, learning toys, and general office supplies. Students also are able to purchase Tsingda “e” learning cards in this area.

Key features of the Company’s proprietary courseware are categorized as follows:

Comprehensive Reference Library: The Company has digitized 97% of the teaching materials of all elementary, junior high and high schools in the PRC. The library allows for easy student reference to the familiar teaching materials.

Curriculum Matching Courseware: Early in its product development, the Company recognized that in the PRC, like most other developed and developing countries, teaching curricula for the identical subject matter vary by region or province. Apart from digitizing 97% of the teaching materials of all elementary, junior high and high schools in the PRC, the Company has customized its teaching courseware to match local teaching materials. This means that a student in a Sichuan city learning center and a student in Nanjing city learning center will receive different courseware material on the same subject matter. These customized learning materials have been developed by the Company in collaboration with regional teachers.

Synchronous Courseware Delivery: The courseware delivers teaching materials to the student synchronously with materials taught in local schools. When logging on to the courseware, the student will identify the subject and lesson number. The Company’s proprietary software automatically delivers relevant teaching materials to the student. Sync courses completely match the local school textbook editions and provide extra/repeated learning opportunities for students. Students can choose various teachers teaching the same lessons and therefore gain additional knowledge regarding the same lessons.

Interactive Teaching: The proprietary courseware detects weaknesses in a student’s aptitude. During testing and question and answer sessions, incorrect answers generate subsequent questions specifically aimed at the bolstering student’s weaknesses.

Results Evaluation: The courseware is result oriented and thus provides scores on mock tests and practice sessions so that the student can gauge his/her performance. It also delivers progress reports on demand which indicate a student’s progress in a given subject over a period of time.

Franchise Details

As of June 30, 2010, the Company has in excess of 2,000 franchised learning centers throughout the PRC. For each location, the Company enters into a standardized agreement with the franchisee.

Each franchise agreement grants a specific territory to a franchisee which in turn requires the franchisee to open a corresponding number of centers commensurate with such territory as follows:

Minimum Number of Centers	Territory
3	County
5	Perfecture City
8	Provincial Capital City
50	Province

For reference purposes, the PRC consist of 23 provinces, 4 municipalities, 5 autonomous regions and 2 special administrative regions. These administrative divisions are further divided into prefectures with each prefecture consisting of numerous counties and townships.

The term of the agreement is one year, and renewable yearly by agreement of the parties. Under the agreement, franchisees are required to pay an initial licensing fee of $7,000 to $10,000 per location depending on franchise territory, with annual payments of 10% of the initial fee. Franchisees are must maintain a standardized signage, storefront and interior design, adhere to company pricing policies for courseware , and exclusively use company generated materials, among other terms. Franchisees are required to bear all the costs of owing and operating each center, including rent, staffing, and marketing. The costs to open a learning center for a franchisee ranges from $40,000 to $60,000, which includes the initial franchise payment to the company, lease deposits, leasehold improvements, furniture, fixtures and equipment (15-40 desktop computers).

Franchisees also are required to obtain necessary operating permits, and comply with applicable laws and regulations.

Company Owned Centers.

As of the date June 30, 2010, the Company owns three learning centers, located in the suburban areas of Beijing. As mentioned, the Company owned locations are approximately 3,000 to 4,000 square feet and are staffed by 8-10 persons. Due its larger size, the center is equipped with between 30-40 computers and can support 80 to 100 students per day.

Tsingda Virtual Classroom.

The “Tsingda Internet Classroom is a robust, multi-faceted on line educational platform delivering educational services in the PRC. The virtual classroom has been designed to be an eBay® like interface whereby buyers (students) and sellers (teachers) are linked through its proprietary software for the specific purpose of transacting educational related services. The platform currently targets mainly high school students and to a lesser extent junior high school students. However, the learning system can be applied to a variety of other educational fields including vocational education, and (global) Chinese language learning, among others. As mentioned elsewhere herein, the Company recognized the disparity in the level of public educational service delivered in the various regions throughout the PRC. The Company believes that its platform attempts to bridge somewhat the education gap by allowing students from the poorer, less funded regions, to experience the acumen and curricula of renowned teachers.

The Company first implemented its Internet classroom in the forth quarter of 2008. As of the December 31, 2009, total registered students and teachers reached 200,000 and 12,000, respectively. As of the June 30, 2010, total registered students and teachers reached 350,000 and 16,000, respectively.

Teacher Arrangements.

Qualifications of Teachers.

At inception, the Company believed that the strength and future success of its virtual classroom was dependent upon the qualifications of its faculty. As a result, it has implemented the following practices designed at attain and maintain high teacher integrity;

Background. The Company runs a series of background checks to verify academic credentials and employment history of each teacher. These checks include obtaining transcripts from schools and universities as well as phone interviews with colleagues.

Experience. Each teacher must have at least five years of prior teaching or research experience.

Course Subjects. Course subjects and course outlines are approved in advance to ensure that courses presented avoid sensitive political and social issues.

Quality Control. The Company frequently monitors live sessions to ensure that teachers adhere to pre-approved course outlines and to assess overall teacher performance. In addition, the Company also monitors email exchanges between students and teachers.

Financial Arrangements with Teachers.

The Company enters into formal agreements with its qualified teachers. Under the agreement, qualified teachers receive from the Company a percentage of subscription revenue from live courses. The percentage inuring to the teacher is between 10% to 40% dependent upon class subject matter, level of difficulty, and teacher qualification. In addition, teachers also receive from the Company 10% of subscriber revenue for all pre-recorded classes. All course materials prepared by teachers are property of the Company.

As mentioned, teachers are qualified by the Company. Qualified teachers are afforded the flexibility to develop course content which they perceive as receptive to students, subject to approval by the Company. Teachers are then able to post to the platform, specific information concerning one or more classes to be offered by the teacher. Relevant information includes the subject matter of the class, date and time of the class, price of the class, and the qualifications of the teacher. On any given day, a student can browse over hundreds of classes on a variety of subject matters. More popular classes are English, Math and Physics. Courses are presented live or pre-recorded from a prior live session. Classes range between 0.5 to 1.0 hours longs. Pricing ranges between $1.50 and $50 per class, again dependent upon class subject matter, level of difficulty, and teacher qualification. Students enroll in the system by providing relevant personal and educational information, along with electronic bank information. Students log on to the platform by entering an assigned user name and password. The software interface allows students to browse the system by subject matter and teacher name. Interested students can enter the virtual classroom for a free listing period of approximately five minutes after which the student can either log out or remain online and his/her account will be charged for the class.

"Tsingda Internet Classroom" has designed a variety of teaching modalities to meet the "teaching" and "learning" requirements. These teaching methods include:

o

Renowned Teacher Classroom: The company has attracted over 150 teachers who are generally regarded as “renown teachers” to prepare and develop courses. Generally, these courses are well attended and attendance can range from 1,000-10,000 students. The renowned teacher classroom enables student from the rural regions to experience the teaching skills and acumen of these renowned teachers. Renowned teacher classrooms are often recorded for subsequent viewing by students.

o

General Classroom: These classes are presented by qualified, albeit not renowned teachers. Typically, these classes are attended by 30 to 50 students. These classrooms are used for general courses, including as mathematics, English, and physics.

o

One-on-One Classroom: These are real time classrooms specially designed for students desiring personalized and private tutoring space.

All of the classrooms are designed to be interactive whereby teacher and student can communicate electronically through text messaging, audio feeds, and email, however, due to size of the Renown Teacher Classroom, interactive communications are limited.

The competitive advantages of the Tsingda’s virtual classroom are as follows;

No Geographical Limitation. The proprietary interface allows a student from anywhere in the PRC or elsewhere to subscribe to a variety of courses, many of which are presented by renowned teachers.

Real-time Interaction Many of the live courses allow real-time interaction between the student and teacher. As mentioned parties may communicate instantaneously by text messaging, audio channels, and emails.

Learning on demand: The Company’s platform provides a wide variety of live courses with a broad scheduling format, which includes weekends and holidays. Pre-recorded course are available 24/7.

Employees. As of March 31, 2010, the Company had approximately 150 full time employees and seven officers, including its chairman, and chief executive officer. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. The Company also contracts with third party software providers from time to time to develop software applications in accordance with Company specifications.

Properties. The Company’s corporate offices are located at No. 0620 S. Road of Yongleyingshiweihua, Yongledian Town, Tongzhou District, Beijing, PR China. The Company has entered into a three year lease terminating February 28, 2011. The office space presently consists of approximately 1,868 square meters. Annual rent for fiscal year 2010 is expected to be approximately $360,963.

As of the date June 30, 2010, the Company has three company owned learning centers, all of which are located in the suburban areas of Beijing. Relevant information with respect to each of these locations is as follows:

Size of Premises (Sq. Meters)	Lease Term	Commencement Date	Annual Rent
674.11	3 years	11/08/2009	$46,000
312.25	5 years	4/12/2010	$43,000
375.97	3 years	4/12/2010	$49,000

Equipment Suppliers. The Company purchases its servers and computers from various large suppliers like Dell and Lenovo, among others. The Company purchases products from its suppliers on an “as needed” basis and presently does not believe the loss of any one supplier will have an adverse effect on its business.

Intellectual Property.

A total of four copyright registrations have been received with respect to various software applications used in our business. A total of 8 patent applications have been filed in the PRC in relation to the various aspects of our business. A summary of our patents is set out below:

Competition and Markets

In recent times, the PRC government has taken initiatives to improve of the educational system throughout the country due principally to the recognition that the country's technological development ultimately rests on the level of competency, or level of education, of its workforce. Yet despite these initiatives, there remains a severe need for ancillary education in the PRC due to a number of factors. China’s vast territory and large population have lead to a significant disparity in public educational offerings between urban and rural areas. According to official statistics, there is a significant gap in the average education investment of students between rich and poor provinces. The public funding disparity for primary schools, junior high schools and senior high schools can range between 6-8 times more in the rich, urban areas compared with the poorer, rural areas. (Source: Ministry of Education of PRC http://www.moe.edu.cn/). Compared with first-tier cities in PRC, many rural areas lack qualified teacher and training resources due principally to lack of funding from local governments. In recent years, a series of positive measures have been taken by related authorities to support the development of distance education. However, the problem is still quite pronounced, and massive input from the private sector is in demand. (Source: The Central People’s Government of PRC http://www.gov.cn/; Ministry of Education of PRC http://www.moe.edu.cn/) The Company expansion strategy targets these rural, under funded areas.

According to information published by the PRC government, Tsingda Education’s target population market as of December 31, 2010 is approximately 360 million individuals. The group is comprised of: infants and children below school age (6) - 160 million; primary school students - 110 million; junior high school students - 60 million; and senior high school students 30 million. (Source Ministry of Education http://www.moe.edu.cn/)

Based on industry data, the market scale of online education in 2008 in the PRC amounted to approximately $5.1 Billion with 2012 projections reaching $10.6 Billion. Moreover, online education learners in China will climb to 23.1 million in 2010, twice as many as that in 2007. (Source: iResearch Consulting) In addition, Chinese online education market will experience an average growth of 150% in the next five years (Source: Beijing CCID Consulting).

Currently, the Company believes that it does not confront direct competition from its business model of offering combined offline and online educational services. Separately, however it does face direct competition from online web schools with respect to its online learning platform, and it faces indirect competition from traditional offline cram schools with respect to its learning centers. For its offline learning centers, the Company has avoided direct competition from the larger learning companies by avoiding the geographics of first tier cities. In addition, the Company has separated itself from most of its competition (both online and offline) due to its digitized and video content, which includes courseware from virtually all regions of the PRC. Moreover, the Company’s menu of online classrooms far exceeds it competitors.

Government Regulation

Our business is subject to regulation by governmental agencies in the PRC. Business and company registrations are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses and certificates.

We have received an operating license from Beijing Administration for Industry and Commerce. Our operating license enables us to conduct our business of providing non-certified educational services. The registration No. is 110112006225438, and it is valid from October 24, 2003 through October 23, 2013. Once the term has expired, the license is renewable.

Our business is not subject to environmental rules or regulations.

Market Price and Dividends.

Our ordinary shares have not been listed for trading on the OTC Bulletin Board or on any stock exchange and we do not anticipate applying for listing on any exchange until after such time that we have completed a business acquisition.

We have not paid any cash dividends to date and we do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize available funds for development of our business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Tsingda Education for the three months ended March 31, 2010 and 2009 and for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, Tsingda Education’ financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Tsingda, with its subsidiaries, is a leading offline and online provider of educational services in the PRC. It has established the largest chain of education centers, known as “Tsingda Learning Centers.” As of the date of this report, it has in excess of 2,000 learning centers nationwide. Tsingda Education focus is directed towards students ranging from six to eighteen years old. Off-line services are comprised of company owned locations as well as franchised learning centers. On-line educational services are a web based platform offering services similar to its learning centers.

Tsingda Technology owns 100% of the issued and outstanding capital stock of Tsingda Management. On April 26, 2010, Tsingda Management entered into a series of contractual agreements with Tsingda Education, and its shareholders, in which Tsingda Management effectively assumed management of the business activities of Tsingda Education and has the right to appoint all executives and senior management and the members of the board of directors of Tsingda Education. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which Tsingda Management has the right to advise, consult, manage and operate Tsingda Education for a quarterly fee in the amount of 100% of Tsingda Education’s quarterly, after tax net profits. Additionally, Tsingda Education’s Shareholders have pledged their rights, titles and equity interest in Tsingda Education as security for Tsingda Management to collect consulting and services fees provided to Tsingda Management through an Equity Pledge Agreement. In order to further reinforce Tsingda Management’s rights to control and operate Tsingda Education, Tsingda Education’s shareholders have granted Tsingda Management the exclusive right and option to acquire all of their equity interests in Tsingda Education through an Option Agreement.

As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Tsingda operating results, assets and liabilities within its financial statements.

Results of Operations (Unaudited) for the Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

The following table sets forth key components of the Company’s results of operations for the periods indicated in dollars. The discussion following the table addresses these results.

	March 31, 2010	March 31, 2009

Revenue	$3,851,061	$3,453,353

Expenses
Selling	594.018	1,565,395
General and administrative	1,023,108	972,196
	1,617,126	2,537,591

Operating Income	2,233,935	915,762

Income Before Income Taxes	2,233,050	917,174

Provision for Income Taxes	334,958	143,104
Net Income	1,898,093	774,070

Other Comprehensive Income	2,147	94,527
Total Comprehensive Income	$1,900,240	$868,597

Revenues. For the three months ended March 31, 2010, we had revenues of $3,851,061, as compared to revenues of $3,453,359 for the three months ended March 31, 2009, an increase of approximately 11.5%. The increase is due to growth of the company’s online and offline businesses.

Expenses. For the three months ended March 31, 2010, we had expenses which are comprised of selling and general and administrative expenses of $1,617,126, as compared to expenses of $2,537,591 for the three months ended March 31, 2010, a decrease of approximately 36.3%.

General and administrative expenses include rent, corporate salaries, and related expenses. For the three months ended March 31, 2010, we had general and administrative expenses of $1,023,108 as compared to $972,196 for the comparable period from the prior year. The increase of approximately 5.2% in general and administrative expenses is due principally to the hiring of additional personnel to meet the company’s business growth.

Income Before Taxes. Income before taxes for three months ended March 31, 2010 was $2,233,050 compared with $917,180 for the comparable period from the prior year, which represents an increase of 143%.

Provision for Income Tax. For the three months ended March 31, 2010, we had a provision for income tax of $336,188 compared with $143,103 for the comparable period for the prior year. The increase in tax provision is commensurate with the increase in operating income for the current period.

Net Income. For the reasons discussed above, we had net income for three months ended March 31, 2010 of $1,896,862 compared with $774,077 for the prior annual period.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2010, we had working capital of $10,337,494 compared with working capital of $7,951,103 as of March 31, 2009.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, and working capital. The main sources of cash have been from revenues from franchisees and from our company owned locations.

The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

An increase in working capital requirements to finance the growth of our company owned locations,

•

Addition of administrative and marketing personnel as the business grows,

•

Increases in advertising, public relations and sales promotions for its franchising efforts into new or existing markets,

•

Software development and the purchase of servers as commensurate with student population growth, and

•

The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

Results of Operations (Audited) for the Year ended December 31, 2009 Compared to the Year ended December 31, 2008

The following table sets forth key components of the Company’s results of operations for the periods indicated in dollars. The discussion following the table addresses these results.

	December 31, 2009	December 31, 2008
Revenue	$14,650,863	$7,301,733

Expenses
Selling	3,875,405	1,511,838
General and administrative	3,716,663	1,753,357
	7,592,068	3,265,195

Operating Income	7,058,795	4,036,538

Income Before Income Taxes	7,120,130	4,001,207

Provision for Income Taxes:
Current	989,925	1,090,448
Deferred	78,095	62,938
Total income taxes	1,068,020	1,153,386

Net Income	6,052,110	2,847,821

Other Comprehensive Income (Loss)	(40,113)	265,587
Total Comprehensive Income	$6,011,997	$3,113,408

Revenues. For the year ended December 31, 2009, we had revenues of $14,650,863, as compared to revenues of $7,301,733 for the year ended December 31, 2008, an increase of approximately 101%. The increase is due to growth of our offline teaching centers.

Expenses. For the year ended December 31, 2009, we had expenses which are comprised of selling and general and administrative expenses of $7,592,068, as compared to expenses of $3,265,195 for the year ended December 31, 2008, an increase of approximately 133%.

General and administrative expenses include rent, corporate salaries, and related expenses. For the year ended December 31, 2009, we had general and administrative expenses of $3,716,663 as compared to $1,753,357 for the prior year. The increase of approximately 113% in general and administrative expenses is due principally to the hiring of additional personnel to meet the company’s business growth.

Operating Income. Operating income for the year ended December 31, 2009 was $7,058,795 compared with $4,036,538 for the prior annual period, which represents an increase of 74.9%.

Income Tax. For the 2009 annual period, we had total income tax of $1,068,020 compared with $1,153,386 for the prior annual period. Despite the significant increase in revenues for the 2009 period, income tax was relatively flat for the 2009 period due to the fact that the Company’s tax rate for 2009 was reduced from 25% to 12.5%.

Net Income. For the reasons discussed above, we had net income for the period ended December 31, 2009 of $6,011,997 compared with $2,847,821 for the prior annual period.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, we had working capital of $7,951,103 compared with working capital of $5,860,963 as of December 31, 2008.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, and working capital. The main sources of cash have been from revenues from franchisees and from our company owned locations. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•

An increase in working capital requirements to finance the growth of our company owned locations,

•

Addition of administrative and marketing personnel as the business grows,

•

Increases in advertising, public relations and sales promotions for its franchising efforts into new or existing markets,

•

Software development and the purchase of servers as commensurate with student population growth, and

•

The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended December 31, 2009. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Variable Interest Entities

Pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”) we are required to include in our consolidated financial statements the financial statements of variable interest entities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity.

Tsingda Education is considered a variable interest entity (“VIE”), and we are the primary beneficiary. On April 26, 2010, we entered into agreements with Tsingda Education pursuant to which we shall receive a quarterly fee in the amount of Tsingda Education’s quarterly, after tax net profits. In accordance with these agreements, Tsingda Education shall pay consulting fees equal to 100% of quarterly, after tax net profits to our wholly-owned subsidiary, Tsingda Management, and Tsingda Management shall supply the technology and administrative services needed to service Tsingda Education.

The accounts of Tsingda Education are consolidated in the accompanying financial statements pursuant to FIN 46R. As a VIE, Tsingda Education’s sales are included in our total sales, its income from operations is consolidated with our, and our net income includes all of Tsingda Education’s net income. We do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we have pecuniary interest in Tsingda Education that requires consolidation of Tsingda Education’s financial statements with our financial statements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Network. All intercompany transactions and balances have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, short term investments, accounts receivable and advances to suppliers. However, all Company assets are located in the PRC and Company cash balances are on deposit at financial institutions in the PRC, the currency of which is not free trading. Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

Recognition Of Revenue

Revenue is realized through sales to franchisees and other agents of rights to conduct online and offline education services. Access to these services is obtained through the use of “cards”. These cards are also sold to individual consumers. The cards are used in a manner similar to the use of prepaid cards.

Revenue is recognized as education services are consumed. Management is able to track the use of these services through its computer monitoring systems.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, short term investments, accounts receivable and other receivables, advances to suppliers, accounts payable, accrued liabilities, and other liabilities, approximate their fair values at December 31, 2009.

Fixed Assets

Fixed assets are recorded at cost. Depreciation and amortization is computed using the straight line method, with lives of five years for computers and related equipment and furniture, and eight to ten years for automobiles. Intangibles are the cost of computerized video lessons delivered both online and offline; this cost is amortized by the straight line method using lives of three years.

Taxes

The Company generates its income in China where Value Added Tax, Business Tax, Income Tax, City Construction and Development Tax, and Education Surcharge taxes are applicable. The Company does not conduct any operations in the U.S.; therefore, U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Common Stock

Common stock of the Company will occasionally be issued in return for services. Values will be assigned to these issuances equal to the market value of the common stock at the applicable measurement dates. A Measurement Date is defined under pronouncements of the FASB which state the criteria to be used for the valuation of stock issued for goods and services.

Stock Options

Stock options, if issued, will be valued at fair value on the dates of issuance using a Black Scholes valuation model, in accordance with pronouncements of the FASB.

Other Comprehensive Income

The Company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income. Resultant gains and losses during the years 2009 and 2008 are all the result of translations of Chinese currency amounts to U.S. dollars.

Foreign Currency Translation

All Company assets are located in China. These assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi), which is the functional currency. They are translated into US dollars as follows:

(a) Assets and liabilities, at the rates of exchange in effect at balance sheet dates;

(b) Equity accounts, at the exchange rates prevailing at the times of the transactions that established the equity accounts; and

(c) Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income.

Product Warranties

Refunds to students who withdraw from courses are rarely made and are made only at the discretion of the Company. For this reason and, since revenue is recognized only as services are provided, no provision is needed for possible withdrawals.

Advertising Cost

The Company expenses advertising costs when an advertisement occurs.

Segment Reporting

Management treats the operations of the Company as one segment.

Recently Adopted Accounting Pronouncements

Management believes that none of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

JEFFREY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE

TEL: 973-628-0022

    IN NEW YORK AND NEW JERSEY

FAX: 973-696-9002

MEMBER OF AICPA

E-MAIL: rgjcpa@optonline.net

    PRIVATE COMPANIES PRACTICE SECTION

MEMBER CENTER FOR AUDIT QUALITY

REGISTERED PUBLIC ACCOUNTING FIRM WITH

    PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

Report of Independent Registered Public Accounting Firm

Board of Directors

Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

We have audited the accompanying consolidated balance sheets of Beijing Tsingda Century Investment Consultant of Education Co., Ltd. as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholders' equity, and statements of cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Beijing Tsingda Century Investment Consultant of Education Co., Ltd. as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with U. S. generally accepted accounting principles.

/s/ Robert G. Jeffrey

JEFFREY & COMPANY

July 30, 2010

Wayne, New Jersey

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

ASSETS	2009	2008
Current Assets
Cash	$457,219	$2,314,262
Short term investments	555,783	303,463
Accounts receivable, net of provision for doubtful
accounts of $301,001	4,228,510	2,242,170
Advances to suppliers	3,880,307	530,876
Other accounts receivable	1,836,830	296,965
Stockholder advances	476,220	2,294,041
Prepaid expense	39,453	108,643
Inventory	40,558	40,443
Deferred tax assets	155,690	233,246

Total current assets	11,670,570	8,364,109

FIXED ASSETS
Furniture and equipment	3,084,147	487,031
Accumulated depreciation	366,213	77,370
Net furniture and equipment	2,717,934	409,661

Intangible assets	4,059,639	1,524,777
Accumulated amortization	1,205,873	450,660
Net intangible assets	2,853,766	1,074,117
Total fixed assets	5,571,700	1,483,778
OTHER ASSETS
Long term prepaid expense	-	166,065

Total Assets	$17,242,270	$10,013,952

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Short term loan	$-	$131,306
Accounts payable	24,133	9,294
Advances from customers	270,229	74,230
Accrued expenses	175,528	115,187
Other accounts payable	265,103	13,064
Taxes payable	1,946,542	605,090
Deferred revenue	1,037,932	1,554,975

Total current liabilities	3,719,467	2,503,146

Stockholders’ Equity
Paid in Capital	4,421,156	4,421,156
Retained earnings	7,531,177	2,386,884
Earnings appropriated for statutory reserves	1,329,032	421,215
Accumulated other comprehensive income (loss)	241,438	281,551

Total stockholders’ equity	13,522,803	7,510,806

Total Liabilities and Stockholders’ Equity	$17,242,270	$10,013,952

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2009 and 2008

	2009	2008
Revenue	$14,650,863	$7,301,733

Expenses
Selling	3,875,405	1,511,838
General and administrative	3,716,663	1,753,357
	7,592,068	3,265,195

Operating Income	7,058,795	4,036,538

Other Income (Expenses)
Other income	80,973	1,064
Other expenses	(19,638)	(1,956)
Financial expense	-	(34,439)
Total other income (expense)	61,335	(35,331)

Income Before Income Taxes	7,120,130	4,001,207

Provision for Income Taxes:
Current	989,925	1,090,448
Deferred	78,095	62,938
Total income taxes	1,068,020	1,153,386

Net Income	6,052,110	2,847,821

Other Comprehensive Income (Loss)	(40,113)	265,587
Total Comprehensive Income	$6,011,997	$3,113,408

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2009 and 2008

					Earnings	Accumulated
					Appropriated	Other
	Capital Stock		Paid in	Retained	For Statutory	Comprehensive
	Shares	Amount	Capital	Earnings	Reserves	Income	Total
Balance, December 31, 2007		$ 255,836	$ -	$ (39,722)	$ -	$ 15,964	$ 232,078

Additional capital contributions		4,165,320					4,165,320

Net income for the year				2,847,821		265,587	3,113,408
Earnings appropriated for
statutory reserves				(421,215)	421,215

Balance, December 31, 2008		4,421,156		2,386,884	421,215	281,551	7,510,806

Net income for the year				6,052,110		(40,113)	6,011,997
Earnings appropriated for
statutory reserves				(907,817)	907,817		-

Balance, December 31, 2009	-	$4,421,156	$ -	$ 7,531,177	$ 1,329,032	$ 241,438	$13,522,803

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,052,110	$2,847,821
Adjustments to reconcile net income to net cash provided by
operating activities:
Charges not requiring the outlay of cash:
Depreciation and amortization	1,042,182	453,655
Decrease (increase) in deferred revenue	(520,630)	360,636
Increases in deferred income taxes	78,094	62,938
Changes in assets and liabilities:
Increases in accounts receivable	(1,979,699)	(1,704,753)
Increases in other receivables	(1,538,299)	(1,218,795)
Decrease in stockholder advances	1,822,543	-
Decrease (increase) in advances to suppliers	(3,407,580)	115,610
Increases in inventory	(14)	(38,041)
Decrease (increase) in prepaid expense	69,423	(106,957)
Increase (decrease) in accounts payable	14,808	(237,178)
Increases in wages payable	60,022	37,764
Increase (decrease) in taxes payable	1,339,219	(280,418)
Increase (decrease) in other payables	251,870	(1,280,521)
Increase (decrease) in customer advances	195,708	(2,542,168)
Decrease (increase) in long term prepaid expense	166,389	(163,488)
Increases in short term investments	(251,430)	(298,754)

Net Cash Consumed By Operating Activities	3,394,716	(3,992,649)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(2,594,509)	(329,705)
Additions of intangible assets	(2,529,710)	(1,049,094)

Net Cash Consumed By Investing Activities	(5,124,219)	(1,378,799)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	-	4,308,951
Repayments of short term loans	(131,562)	(1,307,049)

Net Cash Provided By Financing Activities	(131,562)	3,001,902

Affect on cash of foreign exchange rate changes	4,022	259,509

Net change in cash	(1,857,043)	(2,110,037)

Cash Balance, Beginning of Period	2,314,262	4,424,299

Cash Balance, End of Period	$457,219	$2,314,262

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

1. ORGANIZATION and BUSINESS

Organization of Company

The Company was incorporated in the Peoples’ Republic of China (PRC), on October 23, 2003. Its wholly owned subsidiary, Beijing Tsingda Century Network Technology Co. Ltd. (Network), was incorporated in the PRC on February 14, 2004. These two companies conduct similar operations in the PRC. Company operations are headquartered in the city of Beijing. These operations focus on providing education services for students ranging from six to eighteen years of age. The Company operates what management believes is the largest chain of online and offline education centers in the PRC.

Risks and Uncertainties

The Company operates under the authority of a business license which was granted in 2003 and expires in 2023. Renewal of the license will depend on the result of government inspections which are made to ensure environmental laws are not breached.

The officers of the Company control through direct ownership most of the equity interests of the Company. As a result, insiders will be able to control the outcome of all matters requiring approval of equity owners and will be able to elect all of the Company directors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Network. All intercompany transactions and balances have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, short term investments, accounts receivable and advances to suppliers. However, all Company assets are located in the PRC and Company cash balances are on deposit at financial institutions in the PRC, the currency of which is not free trading. Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

Recognition Of Revenue

Revenue is realized through sales to franchisees and other agents of rights to conduct online and offline education services. Access to these services is obtained through the use of “cards”. These cards are also sold to individual consumers. The cards are used in a manner similar to the use of prepaid cards.

Revenue is recognized as education services are consumed. Management is able to track the use of these services through its computer monitoring systems.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, short term investments, accounts receivable and other receivables, advances to suppliers, accounts payable, accrued liabilities, and other liabilities, approximate their fair values at December 31, 2009.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fixed Assets

Fixed assets are recorded at cost. Depreciation and amortization is computed using the straight line method, with lives of five years for computers and related equipment and furniture, and eight to ten years for automobiles. Intangibles are the cost of computerized video lessons delivered both online and offline; this cost is amortized by the straight line method using lives of three years.

Taxes

The Company generates its income in China where Value Added Tax, Business Tax, Income Tax, City Construction and Development Tax, and Education Surcharge taxes are applicable. The Company does not conduct any operations in the U.S.; therefore, U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Common Stock

Common stock of the Company will occasionally be issued in return for services. Values will be assigned to these issuances equal to the market value of the common stock at the applicable measurement dates. A Measurement Date is defined under pronouncements of the Financial Accounting Standards Board (FASB) which state the criteria to be used for the valuation of stock issued for goods and services.

Stock Options

Stock options, if issued, will be valued at fair value on the dates of issuance using a Black Scholes valuation model, in accordance with pronouncements of the FASB.

Recently Adopted Accounting Pronouncements

Management believes that none of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

Other Comprehensive Income

The Company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income. Resultant gains and losses during the years 2009 and 2008 are all the result of translations of Chinese currency amounts to U.S. dollars.

Foreign Currency Translation

All Company assets are located in China. These assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi), which is the functional currency. They are translated into US dollars as follows:

(a) Assets and liabilities, at the rates of exchange in effect at balance sheet dates;

(b) Equity accounts, at the exchange rates prevailing at the times of the transactions that established the equity accounts; and

(c) Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Product Warranties

Refunds to students who withdraw from courses are rarely made and are made only at the discretion of the Company. For this reason and, since revenue is recognized only as services are provided, no provision is needed for possible withdrawals.

Net Income Per Share

As is traditional in the PRC, the Company has not issued stock certificates to equity owners. An equity owner’s proportionate ownership share of the Company depends on the portion of equity capital contributed and is determined each year by a CPA licensed in the PRC. Therefore, earnings per share has not been calculated.

Advertising Cost

The Company expenses advertising costs when an advertisement occurs. Amounts expensed were $2,068,405 during 2009 and $400,009 during 2008.

Segment Reporting

Management treats the operations of the Company as one segment.

3. PAID IN CAPITAL

The Company began operations in October 2003 with a capital contribution of $64,000. Its wholly owned subsidiary began operations in February 2004 with a capital contribution of $128,000. During 2007, the shareholders of Network, most of whom were also shareholders of the Company, contributed their equity interests in Network to the Company. During 2008, additional cash capital contributions totaling $4,165,000 were made to the Company.

4. STATUTORY RESERVE

As required by the Chinese law that governs accounting, the Company allocates 10% of its after tax profits, as determined from year to year, if any, to a Statutory Reserve Fund and 5% to a Statutory Public Welfare Fund, as determined from year to year. These funds are allocated appropriately until reserves reach 50% of Paid in Capital.

5. RELATED PARTY TRANSACTIONS

Advances were made during 2008 and 2009 to the chief executive officer of the Company and to its executive vice president, both of whom are significant Company shareholders. The outstanding balance of such advances was $1,996,821 and $186,747 respectively at December 31, 2008. Additional advances of $299,734 and $6,584 were made during 2009 and repayments of $1,836,257 and $177,864 were received, leaving balances of $460,716 and $15,468 at December 31, 2009.

6. RENTALS UNDER OPERATING LEASES

The Company conducts its operations from its principal business office in Beijing, and from a rental facility that is operated as a learning center. Leases for these two facilities expire more than one year after December 31, 2009. Future rent for these leases is presented below:

2010	$480,491
2011	80,082

7. BANK LOAN

The Company had a short term bank loan during 2008 which was fully paid in 2009. Interest on this loan was at the rate of 6.5%.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

8. INCOME TAXES

The Company is required to file income tax returns in the PRC, for itself and its subsidiary.

The Company has been granted status as a New High-Tech Enterprise by the Beijing Science and Technology Commission. One of the benefits of this status is a three year reduction in the rate of income tax paid by the Company. This reduced rate will be 15% for the years 2009-2011.

The Company has one class of transactions that causes the recognition of a significant deferred tax benefit: The Company recognizes revenue only as it is earned; for income tax purposes, however, revenue is recognized as it is collected, resulting in the accrual of taxes before the income is recognized on the financial statements. Under pronouncements of the FASB, deferred tax assets may be recognized unless it is more likely than not that the tax benefit will not be realized. The Company recorded deferred tax assets in 2009 and 2008 of $155,690 and $233,246, respectively.

A reconciliation of the taxes calculated by applying the Chinese statutory rate to pre tax income with the provisions for income taxes is presented below.

	2009	2008
Taxes calculated using statutory rates	$1,068,020	$1,000,302
Impact of change in tax rate
on revenue deferred to 2009	-	153,084
Provisions for income tax	$1,068,020	$1,153,386

9. EXPENSES

Major items included in Selling & Administrative expenses were the following:

	2009	2008
Rent	$382,988	$331,318
Advertising	2,068,405	400,009

Office expense	169,603	258,094
Salaries and benefits	1,145,801	742,756
Meetings and conferences	566,594	22,753
Depreciation and amortization	1,043,602	399,795

10. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash of $2,956 and $42,916 was paid for interest during 2009 and 2008, respectively.

Cash was paid for income taxes during these years in the amounts of $806,391 and $803,186, respectively.

There was no non cash financing or investing activity during either 2009 or 2008.

11. CONTINGENCIES

Consistent with business practices in China, the Company carries no insurance except for auto insurance.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

12. SUBSEQUENT EVENTS

In May 2009, the FASB issued a pronouncement which established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company included the requirements of this guidance in the preparation of the accompanying consolidated financial statements, and concluded its review on the date of issuance of these financial statements.

On April 26, 2010, the Company entered into a series of contractual agreements with Beijing Tsingda Century Management Consulting Ltd. (“Tsingda Management”), a company incorporated in the Peoples Republic of China (“PRC”). These agreements allowed Tsingda Management to obtain control of the management and cash flows of the Company.

Tsindga Management is wholly owned by Tsing Da Century Investment Technology Co Ltd. (“Tsing Da”), a company incorporated in the British Virgin Islands.

On May 24, 2010, a share exchange agreement was reached between Tsing Da, Compass Acquisition Corporation (“Compass”), a Cayman Islands company, and all of the shareholders of Tsing Da (“Tsing Da Shareholders”). Under the share exchange agreement, Compass acquired 100% of the outstanding equity interests of Tsing Da, and in return a majority of its equity shares were delivered to the Tsing Da Shareholders. Compass is a company registered with the Securities and Exchange Commission,

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD

CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$426,712	$457,219
Short term investments	555,874	555,783
Accounts receivable, net of provision for doubtful accounts of $301,050	4,915,674	4,228,510
Advances to suppliers	4,833,605	3,880,307
Other accounts receivable	3,112,793	1,836,830
Stockholder advances	104,198	476,220
Prepaid expense	-	39,453
Inventory	40,564	40,558
Deferred tax assets	102,495	155,690

Total current assets	14,091,915	11,670,570

Fixed Assets
Furniture and equipment	3,084,643	3,084,147
Accumulated depreciation	513,112	366,213
Net furniture and equipment	2,571,531	2,717,934

Intangible assets	4,082,854	4,059,639
Accumulated amortization	1,597,021	1,205,873
Net intangible assets	2,485,833	2,853,766
Total fixed assets	5,057,364	5,571,700
Other assets
Long term prepaid expense	28,185	-

Total Assets	$19,177,464	$17,242,270

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$11,973	$24,133
Advances from customers	284,568	270,229
Accrued expenses	209,751	175,528
Other accounts payable	144,447	265,103
Taxes payable	2,420,383	1,946,542
Deferred revenue	683,299	1,037,932

Total current liabilities	3,754,421	3,719,467

Shareholders' Equity
Paid in capital	4,421,156	4,421.156
Retained earnings	9,144,556	7,531,177
Earnings appropriated for statutory reserves	1,613,746	1,329,032
Accumulated other comprehensive income	243,585	241,438

Total shareholders’ equity	15,423,043	13,522,803

Total Liabilities and Shareholders’ Equity	$19,177,464	$17,242,270

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTH PERIODS  ENDED MARCH  31, 2010 AND 2009

(Unaudited)

	March 31, 2010	March 31, 2009

Revenue	$3,851,061	$3,453,353

Expenses
Selling	594.018	1,565,395
General and administrative	1,023,108	972,196
	1,617,126	2,537,591

Operating Income	2,233,935	915,762

Other Income (Expenses)
Other income	-	1,412
Interest expense	(885)	-
Total other income (expense)	(885)	1,412

Income Before Income Taxes	2,233,050	917,174

Provision for Income Taxes	334,958	143,104
Net Income	1,898,093	774,070

Other Comprehensive Income	2,147	94,527
Total Comprehensive Income	$1,900,240	$868,597

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2010 AND 2009

(Unaudited)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,896,863	$774,076
Adjustments to reconcile net income to net cash provided by
operating activities:
Charges and credits not requiring the use of cash:
Depreciation and amortization	537,799	322,810
Decreases in deferred revenue	(354,802)	(130,049)
Increases in deferred tax expense	53,220	19,508
Changes in assets and liabilities:
Increases in accounts receivable	(765,011)	(562,544)
Increases in other receivables	(957401))	(458,910)
Increase in inventory	(379)
Decrease in stockholder advances
Increases in advances to suppliers	(952,684)	(1,075,571)
Increase (decrease ) in stockholder advances
Decreases in prepaid expense	11,274	108,764
Decreases in accounts payable	(12,164)	(8,869)
Increases in accrued expenses	34,196	19,574
Increases in taxes payable	351,281	69,241
(Decrease) increase in other payables	(120,699)	15,539
Increases in customer advances	14,296	53,902
Decrease in long term prepaid expense	-	23,013
Decrease in short term investments	-	303,801

Net Cash Consumed By Operating Activities	(264,217)	(525,715)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	-	(292,686)
Disposals of intangible assets	110,589	-
Additions to intangible assets	-	(661,607)

Net Cash Consumed By Investing Activities	110,589	(954,293)

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

Affect on cash of foreign exchange rate changes	123,121	(452)

Net change in cash	(30,507)	(1,480,460)

Cash Balance, Beginning of Period	457,219	2,314,261

Cash Balance, End of Period	$426,712	$833,801

The accompanying notes are an integral part of these financial statements.

BEIJING TSINGDA CENTURY INVESTMENT CONSULTANT OF EDUCATION CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

(Unaudited)

1. BASIS OF PRESENTATION

The unaudited interim financial statements of Beijing Tsingda Century Investment Consultant of Education Co., Ltd. (“the Company”) as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the three month period ended March 31, 2010 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2010.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2009.